UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 18, 2010

VIRNETX HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5615 Scotts Valley Drive, Suite 110 Scotts Valley, CA	95066
(Address of principal executive offices)	(Zip Code)

(831) 438-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.                      Other Events.

On May 25, 2010 and June 1, 2010, the United States District Court for the Eastern District of Texas, Tyler Division entered two Orders of Dismissal (the “Dismissals”) whereby all claims asserted by VirnetX, Inc. (the “Company”), the wholly-owned operating subsidiary of VirnetX Holding Corporation, against Microsoft Corporation (“Microsoft”) with respect to the lawsuits filed by the Company against Microsoft were dismissed with prejudice.

On May 18, 2010, Microsoft filed Notices of Non-Participation with the United States Patent and Trademark Office, whereby Microsoft stated that it will not participate further in the Inter Partes Reexamination of certain of the Company’s patents.

On June 2, 2010, the Company issued a press release announcing the Dismissals and the Notices of Non-Participation described in Item 8.01 hereto.  A copy of this press release is attached as Exhibit 99.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRNETX HOLDING CORPORATION

Date: June 2, 2010	By:	/s/ Kendall Larsen
Name: Kendall Larsen
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release announcing the Dismissal and Notices of Non-Participation.